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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 2000
                                                      REGISTRATION NO. 333-37666
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ------------

                            ASIA GLOBAL CROSSING LTD.
             (Exact name of Registrant as specified in its charter)


             BERMUDA                                         98-022-4159
 (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                         Identification Number)

                                  WESSEX HOUSE
                                 45 REID STREET
                             HAMILTON HM12, BERMUDA
                                 (441) 296-8600
                     (Address of Principal Executive Office)

Securities to be registered pursuant to Section 12(b) of the Act:      None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-37666

Securities to be registered pursuant to Section 12(g) of the Act:

                CLASS A COMMON STOCK (PAR VALUE $0.01 PER SHARE)
                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     Information concerning the Class A Common Stock is contained in the preliminary prospectus included in the Registrant's Registration Statement on Form S-1 (Registration No. 333-37666), filed by the Registrant pursuant to the Securities Act of 1933, as amended, on September 27, 2000, under the caption "Description of Capital Stock." That description is incorporated herein by reference.


Item 2. Exhibits.

     3.1 Memorandum of Association of the Registrant, dated September 24, 1998 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement No. 333-37666 on Form S-1 filed on August 7,
          2000).

     3.2 Form of Bye-Laws of the Registrant, dated , 2000 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement No. 333-37666 on Form S-1 filed on September 27, 2000).

     3.3 Memorandum of Increase in the Share Capital of the Registrant to be in effect as of the Effective Date (incorporated herein by reference to Exhibit 3.3 to the Registrant's Registration Statement No. 333-37666 on Form S-1 filed on September 27, 2000).

     4.1 Form of Certificate for Common Stock par value $0.01 per share (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement No. 333-37666 on Form S-1 filed on July 13,
          2000).


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.




Dated:  October 4, 2000                      ASIA GLOBAL CROSSING LTD.



                                             By:  /s/  JOHN J. LEGERE
                                                  -----------------------------
                                                  Name:  John J. Legere
                                                  Title: Chief Executive Officer